UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

QUANTA INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any par t of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF QUANTA INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

QUANTA INC.

632 S Glenwood Place
Burbank, CA 91506

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of Quanta Inc., a Nevada corporation (the “Company”, “we”, “us”, or “our”) dated May 28, 2021, in lieu of a special meeting of the stockholders and in accordance with Section 78.315(2) of the Nevada Revised Statutes:

To amend the Company’s Articles of Incorporation, to change the number of authorized shares of common stock of the Company to 3,100,000,000, $0.001 par value consisting of 3,000,000,000 ( Three Billion) and to increase the number of Preferred Shares to 100,000,000 of which 2,500,000 shares are designated as Series A Preferred Stock, 9,000 shares are designated as Series B Preferred Stock, 1,000 are designated as Series C Preferred Stock and the remainder of the Preferred Stock shall have rights, preferences and privileges to be established by the Board of Directors.

To amend the Company’s Articles of Incorporation, to change the name of the Company to Medolife Rx Holdings, Inc.

To effect the change of the symbol of the Company.

To grant the Board of Directors of the Company, for a period of 12 months, the right to effect a reverse stock split with a range between 1 for 10 to 1 for 500 for all outstanding shares of stock

Stockholders of record at the close of business on June 2, 2021 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on July 2, 2021.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
May 28, 2021

/s/ Arthur Mikaelian
Arthur Mikaelian,
Chief Executive Officer

QUANTA INC.

632 S Glenwood Place
Burbank, CA 91506

INFORMATION STATEMENT

(Preliminary)

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on June 2, 2021.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What actions were taken by written consent?

On May 28, 2021 we obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of the approval of a an amendment to the Company’s Articles to increase the authorized shares of Common Stock of the Company to 3,100,000,000 (Three Billion One Hundred Million), $0.001 par value consisting of 3,000,000,000 ( Three Billion) and to increase the number of Preferred Shares to 100,000,000 of which 2,500,000 shares are designated as Series A Preferred Stock, 9,000 shares are designated as Series B Preferred Stock, 1,000 are designated as Series C Preferred Stock and the remainder of the Preferred Stock shall have rights, preferences and privileges to be established by the Board of Directors , an amendment to the Company’s Articles to change the name of the Company to Medolife RX Holdings, Inc. and to change the symbol of the Company to reflect the new name.

How many shares of voting stock were outstanding on the date of the consent?

On the date of the consent, that being the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 145,183,140 shares of Common Stock and 2,510,000 shares of Preferred Stock, issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this Information Statement?

We obtained the approval of the holders of 3,000,000 shares of Common Stock and 2,50,000 shares of Preferred Stock or approximately 53% of the voting power of our stockholders. All of the holders of Common and Preferred Stock that approved the amendment to our Articles are officers and directors and affiliates of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock and Preferred Stock as of May 7, 2021 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group as of May 7, 2021.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned, and percentage ownership is based on 145,183,140 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name And Address (1)	Common Stock Beneficially Owned	Percentage Owned	Preferred Stock Beneficially Owned (2)	Percentage Owned
Arthur Mikaelian, PhD, Chairman, Chief Executive Officer (3)	3,000,000	2.07%	2,500,000 Series A Super Voting Preferred Stock	100%
Phillip Sands, President (4)	-	-%
All directors and officers as a group (2 persons)	3,000,000	2.07%
Other 5% Holders
Brothers Pascarella LLC	9,800,000	6.8%

(1)	The address for each such person is 3606 W Magnolia Blvd, Burbank, CA 91505

(2)	Based on 145,183,140 shares of Common Stock and 2,510,000 shares of Preferred Stock issued and outstanding as of May 28, 2021. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	On May 10, 2021, the Company executed a Control Block Transfer Agreement with Phil Sands and Arthur Mikaelian, pursuant to which, effective Mr. Sands agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Dr. Mikaelian, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Sands agreed to transfer the Control Block to Arthur Mikaelian in exchange for 3,000,000 shares of the Company’s Common Stock, and for the payment of $22,500 in accrued salary, as well as the payment of health insurance benefits through January of 2022.

(4)	Phil Sands resigned from all officer and director positions he had with the Company on May 10, 2021

ACTION I

TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE 3,000,000,000 COMMON SHARESAND 100,000,000 PREFERRED SHARES

On May 28, 2021 our Board of Directors and the holders of a majority of the voting power of our stockholders approved an amendment to our Articles to amend the Company’s Articles of Incorporation, to increase the Company’s authorized shares of Common Stock to 3,000,000,000 ( Three Billion) and to increase the number of Preferred Shares to 100,000,000 of which 2,500,000 shares are designated as Series A Preferred Stock, 9,000 shares are designated as Series B Preferred Stock, 1,000 are designated as Series C Preferred Stock and the remainder of the Preferred Stock shall have rights, preferences and privileges to be established by the Board of Directors. These actions will become effective upon the filing of the amendments to our Articles with the Secretary of State. We will file the amendments to our Articles to effect the increase in our authorized shares of Common Stock as well as the name change of the Company (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Outstanding Shares and Purpose of the Authorization Amendment

Our articles of incorporation currently authorize us to issue a maximum of 500,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, we had 145,183,140 shares of Common Stock issued and outstanding. After the increase in authorized shares of Common Stock we will have approximately 145,183,140 shares issued and outstanding and 1,000,000,000 authorized shares of Common Stock and 2,510,000 shares of preferred stock. The preferred stock can be designated by a vote of the Board of Directors.

The Board of Directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes of including additional equity financings, stock-based acquisitions and to issue shares upon conversion of existing, outstanding convertible promissory notes of the Company.

Effects of the Authorization Amendment

The newly authorized shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

Other than the foregoing issuance of shares upon conversion of existing, outstanding convertible promissory notes of the Company, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Authorization Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Authorization Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Authorization Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

ACTION II

CHANGING THE COMPANY’S NAME TO “MEDOLIFE RX HOLDINGS, INC.

On May 28, 2021 our Board of Directors and the holders of a majority of the voting power of our stockholders approved an amendment to our changing the name of the Company to Medolife RX Holdings, Inc. and to change the symbol of the Company.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

The Company currently conducts its business through its wholly owned subsidiary Medolife Rx, Inc., a Wyoming corporation, and the Board of Directors believes that it would benefit the Company if its name reflected that of its main business. The Company will also change its trading symbol to reflect the new name. The Company will submit the name and symbol change to the Financial Industry Regulatory Authority, Inc. (“FINRA), which process this type of corporate action. Once processed the Company’s name and trading symbol will change. You will not be required to exchange your share certificates or to take any other action as a result of the name and symbol change.

ACTION III

REVERSE SPLIT

On May 28, 2021 our Board of Directors and the holders of a majority of the voting power of our stockholders approved a resolution giving the Board of Directors to declare and effect a reverse split of the Company’s common stock on the basis between 1 for 10 and 1 for 500 to be determined by the Board of Directors at anytime within twelve (12 months) of the effective date of this corporate action.

Principal Effects of the Reverse Stock Split. After the effective date of the proposed reverse stock split, each common stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all common stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The following table contains approximate information relating to the Common Stock pursuant to a sample of the proposed reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	1,000,000,000	145,183,140	854,816,860
Post-Reverse Stock Split 1:10	1,000,000,000	14,518,314	985,481,686
Post-Reverse Stock Split 1:100	1,000,000,000	1,451,831	998,548,169
Post-Reverse Stock Split 1:500	1,000,000,000	290,366	999,709,634

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
May 28, 2021

/s/ Arthur Mikaelian
Arthur Mikaelian,
Chief Executive Officer

Appendix A

QUANTA, INC.

Articles of Amendment

Pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statute, QUANTA, INC., a Nevada corporation, does hereby amend its Articles of Incorporation.

1.        The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is Quanta Inc., a Nevada corporation.

2.        The articles of incorporation shall be amended such that the name of the Company shall be “Medolife Rx Holdings, Inc.”

3.        Article VIII of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

“Article VIII”

CAPITAL STOCK

a.	The total number of shares of capital stock which the corporation shall have the authority to issue Three Billion One Hundred Million (3,100,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Preferred Stock having a par value of $.001 per share of which 2,500,000 shares are designated as Series A Preferred Stock, 9,000shares are designated as Series B Preferred Stock , 1,000 are designated as Series C Preferred Stock and the remaining shares shall have rights, preferences and privileges to be established by the Board of Directors in accordance with these articles of incorporation and Three Billion (3,000,000,000) shares of Common Stock have a par value of $.001 per share.

b.	:The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the Issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights if any and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications. All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

c.	No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to Issue or any lights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for t purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and au of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in Its discretion may determine, without first offering the same, or any thereof, to any said holder.

d.	The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation. Shares are issued without cumulative voting rights and without any preemptive rights.”

The Amendment of this Article VIII shall not affect the designations of those shares of preferred stock already designated.

4.        The amendment to the Articles of Incorporation of Quanta, Inc., a Nevada corporation, set forth in paragraphs 2 and 3 above was duly adopted by the Board of Directors of the corporation as of May 28, 2021. The amendment was duly adopted by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on May 28, 2021

QUANTA, INC.

By:	/s/ Arthur Mikaelian
Arthur Mikaelian
Chief Executive Officer